Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on

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Form S-3 (No. 333-136807, No. 333-50651, No. 333-50651-01, No. 333-50651-02, No. 333-50651-03, No. 333-50651-04, No. 333-130744, No. 333-139912, No. 333-139912-01, No. 333-139913, No. 333-139913-01, No. 333-139913-02, No. 333-139913-03, No. 333-139913-04 and No. 333-156345)

•	Form S-4 (No. 333-149076, No. 333-149333, No. 333-149333-01 and No. 333-155248)

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Form S-8 (No. 33-28828, No. 33-54960, No. 333-53806, No. 333-110758, No. 333-25867, No. 33-25140, No. 333-03901, No. 333-65042, No. 333-139347, No. 333-18069, No. 333-65040, No. 333-136808, No. 333-74666, No. 333-115388, No. 333-134169, No. 333-139345, No. 333-143182, No. 333-156540, No. 333-156886, No. 333-156527, No. 333-149076 and No. 333-158087)

of The PNC Financial Services Group, Inc. of our report dated March 2, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting for noncontrolling interests and earnings per share described in Note 1 and the change in reportable segments described in Note 27, as to which the date is January 15, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Pittsburgh, Pennsylvania January 15, 2010